4.4      Form of Common Stock Purchase Warrant
THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                               CAMELOT CORPORATION

                          COMMON STOCK PURCHASE WARRANT

     1.    Issuance.   In  consideration  of  good  and  valuable  consideration
including an agreement not to pursue any "Regulation S" or "Regulation D" financings without the sole consent of the RBB Bank AG until December 22, 1997(which consent shall not be reasonably held), the receipt of which is hereby acknowledged by Camelot Corporation, a Colorado corporation (the "Company")and by J. W. Charles Securities, Inc. or registered assigned (the "Holder"), Holder is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on September 22, 2000 (the "Expiration Date"), 25,000 fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share
(the "Common Stock") at an initial exercise price of $4.50 per share (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

     2. Exercise of Warrants. This Warrant is exercisable at the Exercise Price per shares of Common Stock payable hereunder, payable in cash or by certified or official bank check, upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

     3. Reservation of Shares. The Company hereby agrees that at all times during the term this Warrant shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

     4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft, or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth therein.
     6.   Protection Against Dilution.

           6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal
(iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

          6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 5 shall be applied as if such adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonably manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

     7.   Transfer to Comply with the Securities Act:  Registration Rights.

           (a) This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Exchange certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

   (b) The Company shall cause the Warrant Shares to be registered with the Securities and Exchange Commission on an effective registration statement on Form S-3 or another available form (the "Registration Statement"), pursuant to the Act, by the 90th calendar day from the date this Warrant was issued (the
 "Original Issuance Date").

     8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent via an internationally recognized courier company, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:


               (i)  if to the Company, to:
                    Camelot Corporation
                    17770 Preston Road
                    Dallas, Texas  75252
                    Attn:  Chief Executive Officer

               (ii) If to the Holder, to:
                    J.W. Charles Securities, Inc.
                    900 N. Federal Highway
                    Boca Raton, FL  33432

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

     9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

     10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Texas for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     11.   Counterparts.   This  Warrant  may  be  executed  in  any  number  of
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     13. Full Settlement. By accepting and exercising this Warrant, J. W. Charles Securities, Inc. agrees that this Warrant shall be in full and final settlement of all outstanding compensation due by Camelot to J. W. Charles Securities for any and all fund raising up to and including the Preferred Shares, Series K offering.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 4th day of November 1997.
                                   CAMELOT CORPORATION



                                   By:______________________
                                   Daniel Wettreich
                                   Chairman and Chief Executive Officer


                          NOTICE OF EXERCISE OF WARRANT

The undersigned irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of October __, 1997, to purchase 25,000 shares of the Common Stock, par value $.01 per share, of Camelot Corporation and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

Please deliver the stock certificate to:







Dated:_______________________

By: _________________________